UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

Hub Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27754	36-4007085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Hub Group Way
Oak Brook, Illinois 60523

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (630) 271-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	HUBG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 24, 2022, the Board of Directors of Hub Group, Inc. (the “Company”), upon recommendation of its Nominating & Governance Committee, appointed each of Ms. Lisa Dykstra and Mr. Gary Yablon to be directors of the Company, effective immediately. Ms. Dykstra and Mr. Yablon will each be members of the Board’s Audit, Compensation and Nominating and Governance Committees. Biographical information about Ms. Dykstra and Mr. Yablon is set forth below.

Lisa Dykstra

Lisa Dykstra serves as the Senior Vice President and Chief Information Officer for Ann & Robert H. Lurie Children's Hospital, a position she has held since 2015. She has spent much of her nearly thirty-year information technology career in leadership positions at the country’s top academic medical centers including the University of Chicago Medicine, Rush University Medical Center, and Northwestern Memorial Hospital.

Ms. Dykstra’s career focus is to drive healthcare delivery transformation and value, including through applications, digital health, information and cyber security, and technology programs. She is an award-winning CIO, being named Enterprise CIO of the Year 2019 and winning a Chicago Orbie award.

Ms. Dykstra is actively involved on several community and industry boards, including Erie Family Health, the Inspire CIO/Chicago CIO Leadership Association and the College of Healthcare Information Management Executives. She has served on the American Heart Association — Go Red For Women Board since 2016.

She received a B.A. in Communications from DePaul University.

Gary Yablon

Gary Yablon is a Managing Partner at Impala Asset Management, an investment management firm with approximately $1.5 billion of assets under management. Mr. Yablon joined Impala at the firm’s inception in 2004. His investment expertise includes securities analysis and portfolio management across industries with a focus on global transportation/industrials and logistics.

Prior to Impala, he was a Managing Director at Credit Suisse First Boston in charge of all freight transportation and logistics equity research. Earlier in his career, Mr. Yablon worked at Schroder Wertheim as a Managing Director, overseeing their transportation related equity research, and at Oppenheimer & Co. Inc.

Mr. Yablon was recognized by Institutional Investor Magazine as the number one transportation analyst in one or more of the Railroads, Trucking, Airfreight, or Ground Transportation sectors for eight years in a row. In 2010 he was named to the Institutional Investor Hall of Fame.

He received a B.A. in Political Science from Emory University and an M.B.A from New York University.

Ms. Dykstra and Mr. Yablon will each receive cash and equity compensation as a non-employee director of the Company, prorated from the effective date of their appointment, in accordance with the Company’s non-employee director compensation practices and plans as described in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on April 12, 2022.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2022, the Company held the 2022 Annual Meeting at 10:00 a.m. at Hub Group Inc.’s Corporate Headquarters, located at 2001 Hub Group Way, Oak Brook, Illinois 60523. As of March 29, 2022, the record date for the 2022 Annual Meeting, there were 33,984,791 shares of Class A common stock and 662,296 shares of Class B common stock outstanding and entitled to vote. Each Class A share is entitled to one (1) vote and each Class B share is entitled to approximately eighty-four (84) votes. A quorum of stockholders, present in person or by proxy, representing 87,066,316 votes were present at the 2022 Annual Meeting. The final voting results of the 2022 Annual Meeting are set forth below. Each of these items is more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 12, 2022.

Proposal One – Election of Directors

The Company’s stockholders elected each of the Company’s seven nominees for director to serve until their respective successors are duly elected and qualified, as set forth below:

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
David P. Yeager	84,890,667	1,102,333	1,073,316
Mary H. Boosalis	84,560,790	1,432,210	1,073,316
Michael E. Flannery	85,000,578	992,422	1,073,316
James C. Kenny	84,541,701	1,451,299	1,073,316
Peter B. McNitt	84,558,838	1,434,162	1,073,316
Charles R. Reaves	82,023,628	3,969,372	1,073,316
Janell R. Ross	84,560,916	1,432,082	1,073,316
Martin P. Slark	82,569,370	3,423,630	1,073,316

Proposal Two – Advisory Vote to Approve Executive Compensation

The Company’s stockholders approved the compensation of its named executive officers as described in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 12, 2022, as set forth below:

VOTES FOR	VOTES AGAINST	ABSENTATIONS	BROKER NON-VOTES
85,393,228	579,685	20,087	1,073,316

Proposal Three– Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s common stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, as set forth below:

VOTES FOR	VOTES AGAINST	ABSENTATIONS	BROKER NON-VOTES
85,996,820	1,042,799	26,697	n/a

Proposal Four– Approval of the Hub Group, Inc. 2022 Long-Term Incentive Plan

The Company’s stockholders approved the 2022 Long-Term Incentive Plan as described in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 12, 2022, as set forth below:

VOTES FOR	VOTES AGAINST	ABSENTATIONS	BROKER NON-VOTES
70,370,154	15,354,205	268,641	1,073,316

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

Date: May 24, 2022	By:	/s/ Thomas P. LaFrance
Thomas P. LaFrance
Executive Vice President, General Counsel and Secretary